EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-71073) of IKON Receivables, LLC and IKON Receivables Funding, LLC of our report dated December 2, 2002 relating to the financial statements of IOSC, which appear in this Form 10-K.

/s/    PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 30, 2002